                                                                    Exhibit 3.25

                                                            Form 204

PATRICIA HOLDINGS PTY LIMITED
ATTN: ROSS DALGLEISH
P O BOX 831
NEUTRAL BAY JUNCTION NSW 2089

                               remove this top section if desired before framing
--------------------------------------------------------------------------------

Certificate of Registration
of a Company

Corporations Law Sub-section 121(1)

This is to certify that

DANKA AUSTRALIA PTY LIMITED

Australian Company Number 074 715 718

is a registered company under Division 1 of Part 2.2 of the Corporations Law of New South Wales and because of its registration it is an incorporated company.

The company is limited by shares.

The company is a proprietary company.

The day of commencement of registration is the fourth day of July 1996.



Given under the seal of the Australian Securities Commission on this fourth day of July, 1996.


     /s/  Alan Cameron
---------------------------
       Alan Cameron
         Chairman